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                                                               EXHIBIT (a)(1)(D)

                           OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                             COMSHARE, INCORPORATED
                                       AT
                              $4.60 NET PER SHARE
                                       BY
                          CONDUCTOR ACQUISITION CORP.,
                     AN INDIRECT WHOLLY OWNED SUBSIDIARY OF

                       GEAC COMPUTER CORPORATION LIMITED

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, JULY 30, 2003, UNLESS THE OFFER IS EXTENDED.

                                                                    July 1, 2003

To Brokers, Dealers, Banks, Trust Companies and other Nominees:

     We have been engaged by Conductor Acquisition Corp., a Michigan corporation (the "Purchaser") and an indirect wholly owned subsidiary of Geac Computer Corporation Limited, a corporation governed by the Canada Business Corporations Act ("Geac"), to act as the information agent (the "Information Agent") in connection with the Purchaser's offer to purchase all of the outstanding shares of common stock, par value $1.00 per share (the "Shares"), of Comshare, Incorporated, a Michigan corporation ("Comshare"), at a price of $4.60 per share (the "Offer Price"), net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Purchaser's Offer to Purchase, dated July 1, 2003 (the "Offer to Purchase"), and in the Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"). Please furnish copies of the enclosed materials to those of your clients for whom you hold Shares that are registered in your name or in the name of your nominee.

     Holders of Shares who wish to tender their Shares but whose certificates for such Shares (the "Share Certificates") are not immediately available, who cannot complete the procedures for book-entry transfer on a timely basis, or who cannot deliver all other required documents to EquiServe Trust Company, N.A. (the "Depositary") prior to the Expiration Date (as defined in the Offer to Purchase) must tender their Shares according to the guaranteed delivery procedure set forth in the Offer to Purchase.

     Enclosed herewith are copies of the following documents:

          1. The Offer to Purchase dated July 1, 2003;

          2. The Letter of Transmittal to be used by shareholders of Comshare to tender Shares in the Offer (manually signed copies of the Letter of Transmittal may also be used to tender Shares);

          3. A letter to shareholders of Comshare from the Chairman of the Board, President and Chief Executive Officer of Comshare, accompanied by Comshare's Solicitation/Recommendation Statement on Schedule 14D-9 filed with the Securities and Exchange Commission by Comshare, which includes the recommendation of Comshare's board of directors that Comshare shareholders accept the Offer and tender their Shares to the Purchaser pursuant to the Offer;

          4. A printed form of letter that may be sent to your clients for whose account you hold Shares that are registered in your name or in the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Offer;
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          5. Notice of Guaranteed Delivery to be used to accept the Offer if
     Share Certificates are not immediately available or if such certificates and all other required documents cannot be delivered to the Depositary or if the procedures for book-entry transfer cannot be completed on a timely basis;

          6. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9; and

          7. Return envelope addressed to EquiServe Trust Company, N.A., as the Depositary for the Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS PROMPTLY. PLEASE NOTE THAT THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON WEDNESDAY, JULY 30, 2003, UNLESS THE OFFER IS EXTENDED.

     The Offer is conditioned upon, among other things, there being validly tendered in accordance with the terms of the Offer and not properly withdrawn prior the Expiration Date (as defined in the Offer to Purchase) a number of Shares that, when added to the number of Shares owned by Geac, Purchaser or any affiliate of Geac or Purchaser, represents at least a majority of the total shares of Comshare common stock issued and outstanding on a fully diluted basis (the "Minimum Condition"). The Offer is also subject to other conditions described in Section 15 (Certain Conditions of the Offer) of this Offer to Purchase.

     The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 22, 2003 (the "Merger Agreement"), by and among Geac, the Purchaser and Comshare pursuant to which, following the purchase of Shares in the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Comshare (the "Merger"), with Comshare surviving the Merger as an indirect wholly owned subsidiary of Geac. As a result of the Merger, each outstanding Share (other than Shares owned by Geac, the Purchaser, Comshare or any subsidiary of Geac or Comshare) will be converted into the right to receive the price per Share paid in the Offer in cash, without interest thereon.

     COMSHARE'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING, WITHOUT LIMITATION, THE OFFER, THE MERGER AND THE PURCHASE OF THE SHARES AND ASSOCIATED RIGHTS CONTEMPLATED BY THE OFFER (COLLECTIVELY, THE "TRANSACTIONS"), ARE FAIR TO AND IN THE BEST INTERESTS OF THE COMSHARE'S SHAREHOLDERS; HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE TRANSACTIONS, INCLUDING THE OFFER AND MERGER, IN ACCORDANCE WITH THE REQUIREMENTS OF MICHIGAN LAW; AND HAS AGREED TO RECOMMEND THAT COMSHARE'S SHAREHOLDERS ACCEPT THE OFFER, AND APPROVE AND ADOPT THE MERGER AGREEMENT AND THE MERGER.

     On the terms of and subject to the conditions to the Offer, promptly after the Expiration Date of the Offer, the Purchaser will accept for payment, and pay for, all Shares validly tendered to the Purchaser and not properly withdrawn prior to the Expiration Date of the Offer. To validly tender Shares in the Offer
(i) the certificate(s) representing the tendered Shares, together with the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, and any other required documents, must be received by the Depositary on or prior to the Expiration Date, (ii) in the case of a tender effected pursuant to the book-entry transfer procedures described in the Offer to Purchase (a) either the Letter of Transmittal, properly completed and duly executed, together with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, must be received by the Depositary prior to the Expiration Date of the Offer, and (b) the Shares to be tendered must be delivered pursuant to the book-entry transfer procedures described in the Offer to Purchase and a Book-Entry Confirmation (as defined in the Offer to Purchase) must be received by the Depositary prior to the Expiration Date or (iii) the tendering shareholder must comply with the guaranteed delivery procedures described in the Offer to Purchase prior to the Expiration Date.

     Neither the Purchaser nor Geac will pay any fees or commissions to any broker or dealer or other person (other than the Depositary, the Information Agent and Georgeson Shareholder Securities Corporation, the dealer manager for the Offer (the "Dealer Manager")) in connection with the solicitation of tenders of Shares in connection with the Offer. You will be reimbursed by the Purchaser upon request for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your customers. The Purchaser will pay or cause to be paid all stock transfer taxes applicable to its purchase of Shares pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.
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     Questions regarding the Offer, and requests for additional copies of the enclosed material, may be directed to the Information Agent at the address and telephone number listed on the back cover of the Offer to Purchase.

                                          Very truly yours,

                                          GEORGESON SHAREHOLDER COMMUNICATIONS
                                          INC.

     NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY OTHER PERSON THE AGENT OF THE PURCHASER, GEAC, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER OR AUTHORIZE YOU OR ANY OTHER PERSON TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFER NOT CONTAINED IN THE OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL FOR THE OFFER.

                   Georgeson Shareholder Communications Inc.
                         17 State Street -- 10th Floor
                            New York, New York 10004

                     Banks and Brokers Call: (212) 440-9800
                   All Others Call Toll Free: (800) 286-9178